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                                                            EXHIBIT 5.1

                         [KAYE SCHOLER LETTERHEAD]



April 21, 1999



U.S. Home Corporation
10707 Clay Road
Houston, TX 77041

Ladies and Gentlemen:

                  We have acted as counsel to U.S. Home Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering by the Company of up to an aggregate of 120,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to the U.S. Home Corporation 1998 Key Employees Restricted Stock Plan (the "Plan").

                  In that connection, we have reviewed the Plan, the Company's Restated Certificate of Incorporation, as amended, its Amended and Restated By-Laws, resolutions of the Company's Board of Directors and stockholders and other such documents and records as we have deemed appropriate.

                  On the basis of such review and having regard to legal considerations which we deem to be relevant, it is our opinion that the Common Stock to be issued by the Company pursuant to the Plan, upon issuance in accordance with the terms of the Plan, will be duly and validly authorized and issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission.

                                  Very truly yours,

                                  /s/ Kaye, Scholer, Fierman, Hays &
                                      Handler, LLP
                                  ----------------------------------------
                                      KAYE, SCHOLER, FIERMAN, HAYS &
                                      HANDLER, LLP